UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2008

___________________

Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

__________________

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 984-4141

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 1, 2008, in connection with the completion of its acquisition of cable assets and customers in Virginia and West Virginia from Rapid Communications, LLC, for $10.1 million in cash as described in Item 8.01 of this report, Shenandoah Telecommunications Company (the “Company”) drew down $8.6 million of borrowings under the Company’s Delayed Draw Term Loan (the “Facility”) with CoBank, ACB to fund the acquisition. Following such drawdown, total borrowings of approximately $21.7 million were outstanding under the Facility at a variable rate of 3.41%, which re-sets weekly.

As previously disclosed, the Company entered into the $52 million Facility on October 22, 2008. The Facility permits the Company to draw funds through December 31, 2009. Based upon the outstanding balance at that date, the Company will make 24 equal quarterly repayments of the outstanding balance beginning March 31, 2010. The Facility includes customary events of default.

Item 8.01	Other Events.

On December 1, 2008, the Company issued a press release announcing that it had completed the acquisition of cable assets and customers in Virginia and West Virginia from Rapid Communications, LLC, for $10.1 million in cash. A copy of the press release is attached as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release dated December 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

(Registrant)

December 3, 2008	/s/ Adele M. Skolits

Adele M. Skolits

Vice President - Finance and

Chief Financial Officer

(Duly Authorized Officer)

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